UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2014

ROCK CREEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-15324 (Commission File Number)	52-1402131 (IRS Employer Identification No.)

2040 Whitfield Avenue, Suite 300 Sarasota, Florida 34243 (Address of principal executive offices, including zip code) (804) 527-1970 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2014, Rock Creek Pharmaceuticals, Inc. (the “Company”) entered into an agreement (the “Separation Agreement”) with David M. Dean, the Company’s Vice President of Sales and Marketing, in connection with the mutual termination of Mr. Dean’s employment with the Company as part of the Company’s ongoing transition of its business operations. Under the Separation Agreement, Mr. Dean’s Executive Employment Agreement with the Company and his status as an employee of the Company will be terminated as of June 30, 2014 (the “Separation Date”). Pursuant to the Separation Agreement, the Company and Mr. Dean have agreed that Mr. Dean will receive salary continuation payments for eighteen (18) months after the Separation Date based on his yearly base compensation of $295,000 (plus an additional $56,730 in accrued vacation pay), with the first six months of salary continuation payments being paid in cash in accordance with the Company’s customary payroll practices. The remaining salary continuation payments will be payable in four quarterly installments in, at the option of the Company, cash or shares of Company common stock on December 31, 2014, March 31, 2015, June 30, 2015, and September 30, 2015. If paid in shares of Company common stock, the number of shares to be granted to Mr. Dean will be based on the closing price of the Company’s common stock on the first trading day immediately preceding the grant date. Additionally, the exercise period for stock options issued to Mr. Dean will be extended for a period which is the lesser of 3 years from the Separation Date or the expiration date of any particular stock option that would terminate earlier.

In connection with his Separation Agreement, Mr. Dean delivered a release pursuant to which he released the Company and various related parties from claims arising out of his employment and his separation from employment. He also agreed to the continuation of the confidentiality and non-compete covenants included in his Executive Employment Agreement. Under the Separation Agreement, Mr. Dean will continue to provide consulting services to the Company during the eighteen months following the Separation Date.

The forgoing summary does not purport to be complete and is qualified in its entirety by the Separation Agreement, which is expected to be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK CREEK PHARMACEUTICALS, INC.

By:	/s/ Michael J. Mullan
Michael J. Mullan Chairman of the Board and Chief Executive Officer

Date: June 26, 2014